UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2021

U.S. CONCRETE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 N. Main St

Euless, Texas 76039

(Address of principal executive offices, including zip code)

(817) 835-4105

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001	USCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by U.S. Concrete, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on June 7, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 6, 2021, by and among the Company, Vulcan Materials Company, a New Jersey corporation (“Vulcan”) and Grizzly Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of Vulcan (“Grizzly Merger Sub”), which provided for Grizzly Merger Sub to be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Vulcan. On August 26, 2021 (the “Closing Date”), the Merger became effective and the Company and Vulcan took various other actions, as discussed further below.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Fourth Amended and Restated Loan and Security Agreement

On August 26, 2021, in connection with the effectiveness of the Merger, the Company terminated the Fourth Amended and Restated Loan and Security Agreement (the “Revolving Loan Agreement”) among, the Company as borrower, certain of its subsidiaries as co-borrowers and as guarantors, certain financial institutions named therein as lenders and Bank of America, N.A., as agent for the lenders. Among other things, the Revolving Loan Agreement provided for revolving commitments of $300.0 million (the “Revolving Facility”) and was scheduled to mature on June 25, 2026. The obligations under the Revolving Loan Agreement were secured by first priority liens on and security interests in accounts receivable, inventory and certain other personal property of the Company and its subsidiaries (the “ABL Priority Collateral”) and second priority liens on and security interests in certain real property of the Company’s subsidiaries and certain personal property of the Company and its subsidiaries that is not ABL Priority Collateral (the “Term Loan Priority Collateral”). On August 26, 2021, the Company repaid in full all outstanding borrowings in connection with the termination of the Revolving Loan Agreement. As of August 26, 2021, the Company had $1.05 million of undrawn standby letters of credit under the Revolving Facility, which will remain outstanding.

Credit and Guaranty Agreement

On August 26, 2021, in connection with the effectiveness of the Merger, the Company terminated the Credit and Guaranty Agreement (the “Term Loan Agreement”) among the Company as borrower, certain subsidiaries, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the lenders and other parties named therein. The Term Loan Agreement provided for $300.0 million in aggregate principal amount of term loans (the “Term Loans”), which were scheduled to mature on June 25, 2028. The obligations under the Term Loan Agreement were secured by a first priority lien on and security interest in the Term Loan Priority Collateral and a second priority security interest in the ABL Priority Collateral. As of August 26, 2021, $300.0 million in principal amount of Term Loans were outstanding under the Term Loan Agreement, which was repaid in connection with the termination of the Term Loan Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 26, 2021, pursuant to the terms of the Merger Agreement, the Merger was effected, with Grizzly Merger Sub being merged with and into the Company, and the Company surviving the Merger as a wholly-owned subsidiary of Vulcan. A description of the consideration payable to holders of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and holders of restricted stock units is set forth under the headings “The Merger Agreement—Consideration to be Received in the Merger,” “The Merger Agreement—Treatment of Company RSU Awards,” and “The Merger Agreement—Procedures for Surrendering Shares for Payment” in the Company’s Definitive Proxy Statement filed with the SEC on July 13, 2021 (the “Proxy Statement”), and such descriptions are incorporated herein by reference.

The foregoing description, including the portions incorporated by reference herein, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is incorporated by reference as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified Nasdaq on August 26, 2021 that the Certificate of Merger had been filed with the State of Delaware and that, at the effective time of the Merger, each outstanding share of Common Stock, subject to certain exceptions, was cancelled and converted into the right to receive the Merger Consideration subject to the terms of the Merger Agreement. The Company requested that Nasdaq suspend its Common Stock on August 26, 2021, and as a result, trading of the Common Stock on Nasdaq was suspended following the closing of Nasdaq on August 26, 2021.

The Company also requested that Nasdaq file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of its Common Stock from Nasdaq and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in Item 2.01 (including the sections of the Proxy Statement listed therein) is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company became a wholly-owned subsidiary of Vulcan and, accordingly, a change in control of the Company occurred.

The information set forth in Item 2.01, Item 3.01, Item 5.02 and Item 5.03 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, Michael D. Lundin, Susan M. Ball, Kurt M. Cellar, Rajan C. Penkar, Ronnie Pruitt, Theodore P. Rossi and Colin M. Sutherland, the directors of the Company immediately prior to the effective time of the Merger on August 26, 2021, ceased serving as members of the Company’s board of directors and each committee thereof, and Stanley G. Bass, C. Wes Burton, Jr. and C. Samuel Todd, the directors of Grizzly Merger Sub immediately prior to the effective time of the Merger on August 26, 2021, became the directors of the Company following the consummation of the Merger until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

Effective immediately following completion of the Merger, all of the incumbent officers of the Company as of immediately prior to the effectiveness of the Merger, were removed as officers of the Company, except for Ronnie Pruitt who will continue to serve as the President and Chief Executive Officer of the Company. Elizabeth H. Townsend and C. Wes Burton, Jr., the Secretary and Treasurer of Grizzly Merger Sub, respectively, immediately prior to the effective time of the Merger, became the Secretary and Treasurer of the Company following the consummation of the Merger until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On the Closing Date, the Company filed with the Secretary of State of the State of Delaware the certificate of merger relating to the Merger. At the effective time of the Merger, the Company’s certificate of incorporation as in effect immediately prior to the Merger was amended and restated in its entirety (as described in the Proxy Statement) (the “Amended and Restated Certificate of Incorporation”). A copy of the Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 and is incorporated herein by reference. In addition, at the effective time of the Merger, Grizzly Merger Sub’s bylaws as in effect immediately prior to the Merger became the bylaws of the Company (the “Amended and Restated Bylaws”). A copy of the Amended and Restated Bylaws is filed as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 6, 2021, by and among Vulcan Materials Company, Grizzly Merger Sub I, Inc. and U.S. Concrete, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by U.S. Concrete, Inc. on June 7, 2021).

3.1	Amended and Restated Certificate of Incorporation of U.S. Concrete, Inc.

3.2	Amended and Restarted Bylaws of U.S. Concrete, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

By:	/s/ Ronnie Pruitt
Name:	Ronnie Pruitt
Title:	President and Chief Executive Officer

Date: August 26, 2021